UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/09/2009

Total Nutraceutical Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-52864

NEVADA	26-0561199
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2811 Reidville Road, Suite 23, Spartanburg, SC  29301

(Address of Principal Executive Offices, Including Zip Code)

(864) 316-2909

(Registrant’s Telephone Number, Including Area Code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2009, Total Nutraceutical Solutions, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $409,500 of its securities through the sale of 819,000 units at $.50 per unit, consisting of 1,638,000 shares of its restricted common stock and 819,000 “A” warrants and 819,000 “B” warrants to nine accredited investors.  The Purchasers in the private placement were Nancy Cowgill, Annette Perini, Michael Erickson, Horacio Bellofiore, Mark Wolf, Allen Peters, David Braunstein, Paul Gerald and Lori Hyland.

Item 3.02.	Unregistered Sales of Securities.

On June 9, 2009 Total Nutraceutical Solutions, Inc. (the “Company”) closed a private offering and issued 819,000 Units at $.50 per unit to nine accredited investor for $409,500.  The Units consisted of two (2) shares of its par value $.001 unregistered common stock, One (1) “A” Stock Purchase Warrant to Purchase One Additional Share of Common Stock at $.75 Per Share and One (1) “B” Stock Purchase Warrant to Purchase One Additional Share of Common Stock at $1.00 Per Share for a Period of Three Years.  Total Nutraceutical Solutions, Inc. sold these shares and warrants to further capitalize the Company in order to execute its business plan.

The Company is relying on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  The purchaser has represented to the Company that they are an “accredited investor.”  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Subscription Agreement and other related documents entered into by the Company on June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 9, 2009

Total Nutraceutical Solutions, Inc.

(Registrant)

By:

/s/  Marvin S. Hausman, M.D., CEO

Marvin S. Hausman

CEO/Director